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Exhibit 10.3

                             SECURED PROMISSORY NOTE

TULSA, OKLAHOMA
$2,000,000                                               Date:  January 31, 2007


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of XStream Beverage Network, Inc. ("Payee"), at its principal office located 2 South University Drive, Suite 220, Plantation, Florida 33324, or at any other address as Payee may designate by written notice to Maker, the principal sum of TWO MILLION DOLLARS ($2,000,000), together with interest as set forth below.

         The unpaid principal amount hereof ("Principal Amount") and all accrued interest shall be payable in full on January 31, 2011 (the "Maturity Date"). The Principal Amount shall bear interest hereunder at Six Percent (6%) per annum (the "Interest Rate"), computed on the basis of the actual number of days elapsed and a year of 365 days, compounded annually. From and after any Event of Default (as defined below), the rate of interest chargeable hereunder will be the Interest Rate plus four percent (4%); provided that in any event, the rate of interest chargeable hereunder will not exceed the maximum rate allowable by applicable law, and in the event that any interest charged hereunder exceeds the rate permitted by applicable law, then any such excess will first be applied to any outstanding Principal Amount owed hereunder and any remaining excess will be returned to Maker.

         The Note shall be paid by wire transfer to the account designated by Payee, in readily available funds, as follows: (i) $800,000 shall be due and payable on the Closing Date of that certain Agreement and Plan of Merger between Payee, Maker, Global Merger Corp. and Beverage Network of Maryland, Inc., dated January 31, 2007 (the "Merger Agreement"), as such term is defined in the Merger Agreement; and (ii) $25,000 shall be due and payable on the first day of each month, beginning on March 1, 2007, for a period of 48 months; provided, however, in the event Maker raises any equity capital while the Note is still outstanding, Maker will pay down the Note in an amount equal to 35% of the net proceeds received by Maker in the equity raise. Maker may prepay this Note in whole or in part at any time, with accrued interest to the date of prepayment.

         This Note, and the obligations evidenced hereby, shall be secured by
(i) that certain Master Security Agreement between Maker, Payee, Global Merger Corp., a Nevada corporation ("Acquisition Sub"), and Beverage Network of Maryland, Inc., a Florida corporation ("Beverage Network"), dated as even date hereof (the "Security Agreement") and (ii) Maker's pledge to Payee of the capital shares of Acquisition Sub and Beverage Network pursuant to the Stock Pledge Agreement between Maker and Payee, dated as of even date hereof (the "Pledge Agreement").


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         Maker represents to Payee that (i) all of the representations and warranties of Maker set forth in the Merger Agreement are true and correct, (ii) Maker is not in breach of any of its covenants to Payee set forth in the Merger Agreement and (iii) no Event of Default (as defined below) has occurred.

         Unless Payee otherwise determines, all payments on this Note shall be applied to the payment of accrued interest before being applied to the payment of principal. Any payment which is required to be made on a day which is not a Business Day (as defined below) shall be payable on the next succeeding Business Day and such additional time shall be included in the computation of interest. In the event that any other obligations of Maker (or any affiliate of Maker) to Payee (or any affiliate of Payee) are due at any time that Payee receives a payment from Maker on account of this Note or any such other obligations of Maker (or any affiliate of Maker), Payee may apply such payment to amounts due under this Note to any such other obligations in such manner as Payee, in its sole discretion, elects, regardless of any instructions from Maker to the contrary. As used herein, "Business Day" shall mean a day on which banks in the United States shall be open for ordinary business.

         Upon the occurrence of any of the following (each, an "Event of Default") with respect to Maker: (i) default by Maker in payment of any amount due under this Note; (ii) default by Maker, Acquisition Sub or Beverage Network in any of their respective obligations, representations, warranties and covenants under the Security Agreement; (iii) Maker shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Maker or any of its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any substantial part of its assets, or it shall make a general assignment for the benefit of its creditors, or there shall be commenced against Maker any case, proceeding or other action of a nature referred to in this clause (iii), or there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief, or Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (iii), or Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (iv) entry of a judgment in excess of $25,000 against it; (v) failure to pay or remit any tax when assessed or due unless contested in good faith; (vi) dissolution of Maker; (vii) Maker making a bulk transfer or sending notice of intent to do so; (viii) suspension or liquidation of the usual business of Maker; or (ix) the occurrence of a default or event of default under the Merger Agreement; then, in the case of any such Event of Default other than those referred to in clause (iii) of this sentence, Payee may declare by notice to Maker this Note to be immediately due and payable.


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         The rights and remedies of Payee provided under this Note are cumulative with the rights and remedies available to Payee under any other instruments or agreements or under applicable law.

         In the case of the occurrence of an Event of Default, Maker shall be liable for all costs of enforcement and collection of this Note incurred by Payee or any other holder of this Note, including but not limited to reasonable attorneys' fees, disbursements and court costs. In addition, in the event of a default hereunder, Maker shall pay all reasonable attorneys' fees and disbursements incurred by Payee in obtaining advice as to its rights and remedies in connection with such default. In the event Maker defaults in the payment of this Note when due, Payee may apply to any court of competent jurisdiction for a judgment directing Maker to pay its obligations hereunder, and Payee is hereby authorized to act as Maker's attorney-in-fact before such court for the purpose of confessing such judgment against Maker.

         Maker hereby separately waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default or endorsement of this Note. The liability of Maker hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extensions of time, renewal, waiver or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

         Except to the extent otherwise provided herein with respect to service of process, any notice from Payee to Maker shall be deemed given when delivered to Maker by hand or when deposited in the United States mail and addressed to Maker at its address set forth below or to any other address as may appear in Payee's records as the address of Maker.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.


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         MAKER AND EACH INDORSER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN
RESPECT OF OR ARISING OUT OF THIS NOTE MAY EXCLUSIVELY BE INITIATED AND PROSECUTED IN ANY FEDERAL OR STATE COURT LOCATED IN BROWARD COUNTY, STATE OF FLORIDA. MAKER CONSENTS AND SUBMITS TO THE EXERCISE OF EXCLUSIVE JURISDICTION OVER IT BY ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER. MAKER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         This Note, the Merger Agreement and the Security Agreement to which Maker is a party embody the entire agreement between Maker and Payee relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

         Payee is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.




                              [SIGNATURE TO FOLLOW]


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         IN WITNESS WHEREOF, the undersigned executes this Note intending to be legally bound hereby.

                                            GLOBAL BEVERAGE SOLUTIONS, INC.


                                            By:    /s/ Bruce M. Knight
                                               --------------------------------
                                            Name:  Bruce M Knight
                                            Title: Vice-President



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